TIDAL TRUST III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 152 and Amendment No. 155, to the Registration Statement on Form N-1A of VistaShares Target 15 International Innovators Distribution ETF, VistaShares Target 15 European High Dividend Payers Distribution ETF, VistaShares Target 15 Global 100 Distribution ETF and VistaShares Target 15 S&P 100 Distribution ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 26, 2025